SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 20, 2008

INTERNATIONAL STEM CELL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2595 Jason Court, Oceanside, California 92056
(Address of principal executive offices, including zip code)

(760) 940-6383
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 20, 2008, to obtain funding for working capital, International Stem Cell Corporation (the “Company”) entered into a subscription agreement (the “Agreement”) with an accredited investor (the “Investor”) to sell for three million dollars ($3,000,000) up to three million (3,000,000 shares of Series C Preferred Stock (“Preferred”) at a price of $1.00 per Preferred share. The Preferred will be convertible into shares of common stock at $0.25 per share. The Preferred has an anti-dilution clause whereby, if the Company issues 250,000 shares or more of equity securities or securities convertible into equity at a price below the conversion price of the Preferred, the conversion price of the Preferred shall be adjusted downward to equal the price of the new securities. The Preferred shall have priority over the Common Stock on any sale or liquidation of the Company equal to the purchase price of the Units, plus a liquidation premium of 6% per year. If the Company elects to declare a dividend in any year, it must first pay to the Preferred a dividend in the amount of the dividend the Preferred holder would receive if converted just prior to the dividend declaration. Each share of Preferred shall have the same voting rights as the number of shares of Common Stock into which it would be convertible on the record date.  Subject to determination by the Investor that there has been no material adverse event, the sale of the Preferred is scheduled to close on the following schedule: (1) 700,000 shares were sold August 20, 2008; (2) 1,300,000 shares will be sold September 23, 2008; and (3) 1,000,000 shares on December 15, 2008,

The securities were offered and sold to the Investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. The Investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

ITEM 9.01    Financial Statements and Exhibits.

(d)                                 EXHIBITS

Exhibit No.	Exhibit Description

10.1	Securities Purchase Agreement dated August 20, 2008
10.2	Certificate of designation or rights, preferences, privileges and restrictions of series C Preferred Stock of international Stem Cell Corporation dated August 18, 2008
99.1	Press Release dated August 21, 2008

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Stem Cell Corporation

	By:	/s/ Kenneth C. Aldrich
Kenneth C. Aldrich
Chief Executive Officer
Dated: August 21, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Subscription Agreement dated August 20, 2008
10.2	Certificate of designation or rights, preferences, privileges and restrictions of series C Preferred Stock of international Stem Cell Corporation dated August 18, 2008
99.1	Press Release dated August 21, 2008